MTBC Full Year 2017 Shareholder Update

SOMERSET, N.J., January 9, 2018 (Globe Newswire) — MTBC (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, issued a letter to shareholders today with an update on full year 2017 results.

“We are pleased to report that 2017 was a year of significant revenue and profitability growth for MTBC, leaving us in a great position as we begin 2018,” said Stephen Snyder, MTBC’s Chief Executive Officer. “We expect to report annual revenue growth of approximately 30% for 2017, at the high end of our upward-adjusted revenue guidance range. We also expect to hit our full-year adjusted EBITDA guidance, as we anticipate reporting more than $2 million in adjusted EBITDA – the highest in our company’s history.”

●	Full year 2017 revenue was approximately $31.8 million – an increase of approximately 30% over 2016 revenue of $24.5 million, and our highest revenue ever;

●	Full year 2017 adjusted EBITDA was approximately $2 million – an increase of approximately $2.6 million over 2016, and our highest adjusted EBITDA ever;

●	Year-end 2017 cash was approximately $4.4 million – an increase of approximately 25% from year-end 2016, and we have an untapped $5 million credit facility; and

●	Year-end 2017 debt was approximately $0.3 million – a decrease of approximately 98% from $14.7 million at year-end 2016.

In the company’s letter to shareholders, Mr. Snyder also made the following points:

The improvement between our January 1, 2017 balance sheet and our December 31, 2017 balance sheet leaves us well positioned for continued growth. At the beginning of the year, we had $9.3 million outstanding on our credit facility and owed an additional $5 million for an acquisition we completed in late 2016. During 2017, we successfully integrated our 2016 acquisition, resumed generating positive cash from operations, and we raised capital, primarily by selling additional shares of our non-convertible Series A Preferred Stock. As a result, we ended the year practically debt-free, with $4.4 million in cash on hand and a new, untapped $5 million revolving line of credit with Silicon Valley Bank, the pre-eminent lender to high growth technology and healthcare companies such as MTBC.

Our operating results showed similar proof of success during 2017. At the end of 2016, we acquired substantially all of the assets of a struggling competitor. The purchase price was attractive, but we knew we would face operating losses for a couple quarters as we focused on integration and cost rationalization. While our adjusted EBITDA was ($814,000) during Q4 of 2016, we returned to positive adjusted EBITDA positive during Q2 of 2017, grew it significantly during Q3 and Q4 of 2017, and we expect to report over $2 million of adjusted EBITDA for the year.

During 2017 we also started to reap the benefits of our investment in several growth initiatives. For example, we successfully launched our next-generation, voice-enabled electronic health records solution, talkEHR™, with provider sign-ups in most states. It’s our vision with talkEHR to design a user-friendly, intuitive platform that automates and increases patient charting efficiency by using artificial intelligence and natural language processing. talkEHR is offered free of cost to all U.S. healthcare providers, with an option to upgrade to a premium billing solution that generates revenue for MTBC.

We also signed one of the 10 largest insurance carriers in the U.S. as our first client for EnrollmentPlus™, a new solution we launched during 2017 that is designed to improve the industry’s standard insurance enrollment workflow. We believe the insurance industry is yearning for faster onboarding times, reduced data remediation costs, process visibility and powerful analytics ‒ and we believe that we’ve developed a solution that will help accomplish these important objectives.

During late November 2017, we also signed a 950 clinician practice that provides physical, occupational and speech therapy services to patients in multiple states. This customer has gone live, and is already our largest customer as measured by monthly revenue.

Having made significant progress in 2017, we look forward to another strong year of continued top-line and bottom line growth during 2018. We are grateful to our shareholders who have enthusiastically responded to the success of our strategy and since management and the Board own almost 50% of our outstanding common stock, you can be confident that we will continue to make decisions that we believe to be in the best interests of all shareholders.

Please join us at 8:30 a.m. EDT on Wednesday, March 7, 2018, when our management team will host a conference call to discuss our 2017 results. The live webcast of the conference call can be accessed under Events & Presentations at ir.mtbc.com. A replay of the conference call, as well as investor presentations, interviews with management, press releases and access to all our SEC filings are available at the same link.

About MTBC

Medical Transcription Billing, Corp. (MTBC) is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed is included in this press release, and reconciliations of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in our earnings press releases, which can be found in the Investor Relations section of our web site at ir.mtbc.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

Please note that all 2017 numbers are preliminary and unaudited, and subject to adjustment when we release our Annual Report on Form 10-K in March.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

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